UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

Effective April 9, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Real Goods Solar, Inc. (the “Company”) decided to dismiss EKS&H LLLP (“EKS&H”), who was previously engaged as its principal accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2014. EKS&H’s report on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. As discussed below, EKS&H expressed in its report dated March 31, 2015 on the Company’s internal control over financial reporting, an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

During the two most recent fiscal years and the interim period through April 9, 2015, the date of dismissal, the Company did not have any disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s management concluded that as of December 31, 2014, the Company’s internal control over financial reporting was not effective because the Company had material weaknesses in its internal control due to the fact that (a) the Company has not maintained a sufficient complement of qualified corporate accounting personnel which has resulted in the ineffective design or operation of the Company’s internal controls over account balances and financial reporting, (b) the Company has not designed effective controls to communicate internal control responsibilities to employees, and (c) the Company has not designed effective general controls over the operation of its information technology related to user access, approvals and change management. Further, EKS&H audited the Company’s internal control over financial reporting as of December 31, 2014 and issued a report on March 31, 2015, stating that, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, the Company had not maintained effective internal control over financial reporting as of December 31, 2014. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with EKS&H. The Company has authorized EKS&H to respond fully to the inquiries of any successor accountant of the Company concerning the material weaknesses in the Company’s internal control over financial reporting as of December 31, 2014.

Effective April 13, 2015, the Audit Committee approved a resolution to retain Hein & Associates LLP (“Hein & Associates”) as the Company’s new independent accountants engaged as the principal accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2015. During the Company’s two most recent fiscal years and through April 13, 2015, the Company did not consult with Hein & Associates regarding either (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or other reportable event.

The Company has provided EKS&H with a copy of the foregoing disclosures and has requested that EKS&H furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures related to EKS&H contained in this Current Report on Form 8-K. A copy of EKS&H’s letter, dated April 15, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of EKS&H LLLP dated April 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: April 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of EKS&H LLLP dated April 15, 2015